Use these links to rapidly review the document
PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Exact Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

441 Charmany Drive
Madison, Wisconsin 53719

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Thursday, July 26, 2012, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719.

        We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2012 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Kevin T. Conroy President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719
NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 26, 2012

To the Stockholders of Exact Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 26, 2012, at 10:00 a.m., local time, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719, for the following purposes:

  1.
  To elect two members of the Board of Directors nominated by the Board of Directors to serve for three year terms as Class III directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2012.

  4.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on May 31, 2012, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of the Board of Directors,

Kevin T. Conroy President and Chief Executive Officer

Madison, Wisconsin
June 11, 2012

PROXY STATEMENT

i

441 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT

        The Board of Directors (the "Board") of Exact Sciences Corporation (the "Company," "Exact," "we," "us" or "our") is providing these materials to you in connection with Exact's annual meeting of stockholders. The annual meeting will take place on Thursday, July 26, 2012, at 10:00 a.m., local time, at the MG&E Innovation Center, 510 Charmany Drive, Room 50, Madison, Wisconsin 53719.

GENERAL INFORMATION

Why am I receiving these materials?

        You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares.

What is a proxy?

        Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What is included in these materials?

        These materials include:

  •
  the Proxy Statement for Exact's annual meeting;

  •
  a proxy card for the annual meeting; and

  •
  the 2011 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2011.

What items will be voted on at the annual meeting?

        There are three proposals scheduled to be voted on at the annual meeting:

  •
  the election of the two directors nominated by our Board of Directors as Class III directors to serve until the 2015 annual meeting of stockholders;

  •
  the advisory vote on the compensation paid to our executive officers; and

  •
  the ratification of the Audit Committee's appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

        The Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board's voting recommendations?

        Our Board of Directors recommends that you vote your shares:

  •
  FOR the two directors nominated by our Board of Directors as Class III directors to serve until the 2015 annual meeting of stockholders;

  •
  FOR the approval of the advisory vote regarding the compensation paid to our executive officers; and

  •
  FOR the ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2012.

Who can attend the annual meeting?

        Admission to the annual meeting is limited to:

  •
  stockholders as of the close of business on May 31, 2012;

  •
  holders of valid proxies for the annual meeting; and

  •
  our invited guests.

        Each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

        The Board of Directors set May 31, 2012 as the record date. All record holders of Exact common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were [    •    ] shares of common stock outstanding.

What is a stockholder of record?

        A stockholder of record or registered stockholder is a stockholder whose ownership of Exact stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

        You may vote by any of the following methods:

  •
  In person.  Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

  •
  By mail.  You may vote by signing and returning the proxy card or voting instruction card provided.

  •
  Beneficial owners of shares held in "street name."  You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

        You may change or revoke your vote as follows:

  •
  Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 25, 2012.

  •
  Beneficial owners of shares held in "street name."  You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

        Stockholders of record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

        Beneficial owners of shares held in "street name."    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?

        The election of directors ("Proposal 1") and the advisory vote on the compensation paid to our executive officers ("Proposal 2") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

        The ratification of the appointment of BDO as our independent registered public accounting firm for 2012 ("Proposal 3") is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 3.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

        The following are the voting requirements for each proposal:

  •
  Proposal 1, Election of Directors.  The two nominees receiving the highest number of votes will be elected as Class III directors to serve until the 2015 annual meeting of stockholders.

  •
  Proposal 2, Advisory Vote on Executive Compensation.  The compensation paid to our executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

  •
  Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2011 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors and the advisory votes on the compensation of our executive officers and the frequency of future advisory votes on executive compensation. We expect no broker non-votes on the proposal regarding the ratification of the appointment of BDO as our independent registered public accounting firm for 2012, and abstentions will have no effect on this proposal.

Who pays for solicitation of proxies?

        We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

        We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2013 annual meeting of stockholders?

        Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 annual meeting of stockholders must be received no later than February 11, 2013. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

        Requirements for Stockholder Proposals to Be Brought Before the 2013 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2013 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2013 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 28, 2013 and not later than the close of business on April 27, 2013. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2013 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2012 by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each executive officer included in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after April 30, 2012 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 30, 2012 is based upon 56,624,763 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Executive Officers

Maneesh K. Arora	38,933	(2)	1,015,625	1,054,558	1.8%

James P. Connelly	59,231		7,667	66,898	*

Kevin T. Conroy	75,788	(3)	2,031,250	2,107,038	3.6%

Sally W. Crawford	174,831		102,667	277,498	*

Daniel J. Levangie	59,822		14,056	73,878	*

John M. Krayacich	—		—	—	*

Graham P. Lidgard	114,670	(4)	412,499	527,169	*

Katherine S. Napier	39,451		7,667	47,118	*

Lionel N. Sterling	65,771		14,056	79,827	*

Laura S. Stoltenberg	—		—	—	*

David A. Thompson	47,470		14,056	61,526	*

All directors and executive officers as a group (10 persons)	675,967		3,619,544	4,295,511	7.1%

Stockholders

BlackRock, Inc.(5)	2,994,688		—	2,994,688	5.2%

Gilder, Gagnon, Howe & Co. LLC(6)	2,946,380		—	2,946,380	5.2%

OrbiMed Advisors LLC(7) OrbiMed Capital LLC Samuel D. Isaly	4,024,500		—	4,024,500	7.0%

Wasatch Advisors, Inc.(8)	3,986,280		—	3,986,280	7.0%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option awards.

(2)
Includes 7,424 shares held through our 401(k) plan.

(3)
Includes 14,152 shares held through our 401(k) plan.

(4)
Includes 66,750 shares of restricted stock and 7,807 shares held through our 401(k) plan.

(5)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited and BlackRock Advisors, LLC, and has the sole power to vote or to direct the vote and dispose or to direct the disposition of the shares. The principal address of BlackRock is 40 East 52nd Street, New York, New York 10022. This information has been obtained from the Schedule 13G filed by the above-named entities with the SEC on February 9, 2012.

(6)
Consists of 2,946,380 shares beneficially owned by Gilder, Gagnon, Howe & Co LLC, a New York limited liability company ("Gilder"). Gilder has shared power to dispose or to direct the disposition of 2,829,699 shares, which include 2,644,157 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of and 185,542 shares held in accounts owned by the partners of Gilder and their families. Gilder has the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 116,681 shares, which are held in the account of Gilder's profit-sharing plan. The principal business address of Gilder is 3 Columbus Circle, 26th Floor, New York, New York 10019. This information has been obtained from Amendment No. 1 to Schedule 13G filed by Gilder with the SEC on February 14, 2012.

(7)
Consists of 1,722,100 shares beneficially owned by OrbiMed Advisors LLC, a Delaware limited liability company, over which it has shared voting and dispositive powers, 2,302,400 shares beneficially owned by OrbiMed Capital LLC, a Delaware limited liability company, over which it has shared voting and dispositive powers and 4,024,500 shares beneficially owned by Samuel D. Isaly, an individual, over which he has shared voting and dispositive powers. The principal business address for the above named entities and individual is 601 Lexington Avenue, 54th Floor, New York, New York 10022. The information has been obtained from Amendment No. 1 to Schedule 13G filed by the above named entities and individual on February 14, 2012.

(8)
The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111. This information has been obtained from an Amendment No. 1 to Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 14, 2012.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seven members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. Two directors are to be elected at this annual meeting to hold office until the 2015 annual meeting of stockholders or until a successor has been duly elected and qualified. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Sally W. Crawford and Daniel J. Levangie for re-election to the Board of Directors as Class II directors.

        Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the 2012 Annual Meeting and continuing directors and, for each nominee and director whose term of office will extend beyond the 2012 Annual Meeting, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

Nominee's or Director's Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Sally W. Crawford	Director	2012	III
1999
Daniel J. Levangie	Director	2012	III
2010
Continuing Directors:
Kevin T. Conroy	President, Chief Executive	2013	I
2009	Officer and Director
Katherine S. Napier	Director	2013	I
2009
David A. Thompson	Director	2013	I
2010
James P. Connelly	Chairman of the Board	2014	II
2009
Lionel N. Sterling	Director	2014	II
2010

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

        James P. Connelly, age 65, has served as a director since April 2009 and as Chairman of our Board since July 2010. Mr. Connelly has been a partner at Foley & Lardner, a Milwaukee-based law firm, since 1977, where he was the founding chairman of the Health Law Practice. He brings to the Board more than 25 years experience providing strategic business and legal advice to large healthcare systems, medical group practices, national and regional laboratories, and emerging biotechnology and life sciences companies. He previously was a director of Third Wave Technologies, Inc., a molecular diagnostics company. Mr. Connelly earned a bachelor's degree from Marquette University and a law degree from the Georgetown University Law Center, where he was editor-in-chief of the Georgetown Law Journal.

        Mr. Connelly brings to the Board strategic planning and legal expertise from his experience as a health law attorney. His background in the life sciences industry also provides the Board of Directors a valuable perspective.

        Kevin T. Conroy, age 46, has served as our President and Chief Executive Officer since April 2009 and as a director since March 2009. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage venture-backed technology companies. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

        Mr. Conroy brings extensive business, legal and executive leadership experience to the Board. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry in particular, he provides the Board with a vital understanding of our business and industry.

        Sally W. Crawford, age 58, has served as a director since August 1999 and served as our Chairperson from January 2006 to April 2008. Ms. Crawford has been an independent healthcare consultant since 1997, serving multiple healthcare clients, including Bayer Diabetes Care, a pharmaceutical and medical products division of Bayer Healthcare, from 2005 to 2008. Prior to that, she served as the director of marketing for Matthew Thornton Health Plan, New Hampshire's first health maintenance organization, the marketing director for Beacon Health, a health maintenance organization, and chief operating officer for Healthsource, Inc., a managed care organization which she co-founded. Ms. Crawford also served as the chief executive officer of several subsidiaries of Healthsource, including Healthsource New Hampshire, Healthsource for Seniors, Jobcare and Healthsource Administrators. Ms. Crawford is currently a director of Zalicus Inc., a biopharmaceutical company (Nasdaq: ZLCS), Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX), Universal American Corp., a Medicare managed care company (NYSE: UAM),

Insulet Corporation, a medical device company (Nasdaq: PODD) and Prolacta Bioscience, a life sciences company. She previously served as a director of Chittenden Corporation, a bank holding company, Cytyc Corporation, a medical equipment and device company, and Harborside Healthcare Corporation, an owner and operator of long-term care facilities. Ms. Crawford earned a bachelor's degree in English from Smith College and an MS in communications from Boston University.

        Ms. Crawford brings to the Board of Directors executive leadership skills and marketing expertise acquired as an executive in the healthcare industry. In addition, her longstanding quality service as a member of our Board, as well as her significant experience in the healthcare industry and serving on the boards of directors of other companies, gives her a deep understanding of the healthcare industry and of the role of the board of directors.

        Daniel J. Levangie, age 61, has served as a director since July 2010. Mr. Levangie is the chief executive officer of Dune Medical Devices and has served as chairman of Keystone Dental, a dental products company, since February 2011 and previously served as president and chief executive officer of Keystone Dental from March 2009 to February 2011. Mr. Levangie is co-founder and managing partner of Constitution Medical Investors, Inc., a private investment firm focused on healthcare sector-related acquisitions. Mr. Levangie previously served as president, surgical products division, of Cytyc Corporation, a medical equipment and device company, from July 2006 to October 2007. Prior to that, Mr. Levangie held a variety of positions with Cytyc, including executive vice president and chief operating officer from July 2000 to June 2002, chief executive officer and president of Cytyc Health Corporation from July 2002 to December 2003 and executive vice president and chief commercial officer from January 2004 to June 2006. Prior to joining Cytyc Coporation in 1992, Mr. Levangie held a number of sales, marketing and magagement positions with Abbott Laboratories. Mr. Levangie is currently a director of Insulet Corporation, a medical device company (Nasdaq: PODD), and Liposcience, Inc., a diagnostics company. He previously served as a director of ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

        Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

        Katherine Napier, age 57, has served as a director since April 2009. She has served as chief executive officer of Arbonne International, a skin care and cosmetics company, since August 2009. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald's Corporation, a leading global foodservice retailer. Before joining McDonald's, Ms. Napier held a variety of positions with Procter & Gamble, a manufacturer and distributor of a broad range of consumer products, where during a 23-year career she rose from assistant brand manager to vice president and general manager of the company's North American pharmaceutical business and the corporate women's health platform. Ms. Napier currently serves on the board of directors of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE: HRC). She also serves on the Board of Trustees of Xavier University. She previously served as a director of Mentor Corporation, a medical device company, Alberto-Culver Company, a personal care products company, and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Napier earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University.

        Ms. Napier's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to the Board.

        Lionel N. Sterling, age 74, has served as a director since July 2010. Since 1987, he has served as president of Equity Resources, Inc., a private investment firm. He previously co-founded and served as managing partner of the private investment firm Whitehead/Sterling. He also has served as chairman of the board of directors of Rayovac Corporation, executive vice president and director of United Brands Company, and sector executive and chief financial officer of American Can Company. He also held various investment and operating positions at ITT Corporation and Donaldson, Lufkin & Jenrette Inc. Mr. Sterling currently serves as a director of GlucoTec, Inc., a medical software firm focusing on in-hospital Insulin control. He previously served as a director of i-STAT Corporation, a medical diagnostics company, Third Wave Technologies, Inc., a molecular diagnostics company, and Molecular Insight Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Mr. Sterling earned a bachelor's degree from Brooklyn College and an M.B.A. from New York University.

        Mr. Sterling brings financial and investment expertise to our Board acquired through his finance education and his experience as a chief financial officer and as an operating executive. He also possesses valuable directorship experience from having served on the boards of directors of numerous companies, including a clinical-stage biopharmaceutical company and a molecular diagnostics company.

        David A. Thompson, age 70, has served as a director since July 2010. He was the chairman and lead independent director of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, he retired in 1995 from Abbott Laboratories, a diversified healthcare company, where he worked for more than 30 years. He held several corporate officer positions within Abbott, including senior vice president and president diagnostic division, vice president human resources, vice president corporate materials management and vice president operations. Mr. Thompson previously served as the lead director of St. Jude Medical, Inc., a medical technology and services company (NYSE: STJ). Mr. Thompson earned a bachelor's degree from South Dakota State University.

        Mr. Thompson brings to the Board extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. His prior service as lead independent director for other companies provides a valuable perspective to our Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is background information relating to our executive officers:

Name	Age	Position
Kevin T. Conroy	46	President, Chief Executive Officer and Class I Director
Maneesh K. Arora	43	Chief Operating Officer and Chief Financial Officer
Graham P. Lidgard, Ph.D.	63	Senior Vice President and Chief Science Officer
Laura S. Stoltenberg	38	Chief Commercial Officer

        Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

        Maneesh K. Arora has served as our Chief Operating Officer since February 2012 and as our Chief Financial Officer since April 2009. He served as chief financial officer of Third Wave Technologies, Inc., a molecular diagnostics company, from January 2006 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in January 2003 as director of strategy and was promoted successively to vice president and senior vice president in 2004. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. Mr. Arora earned a bachelor's degree in economics from the University of Chicago and an MBA from the Kellogg Graduate School of Management.

        Graham P. Lidgard, Ph.D. has served as our Senior Vice President and Chief Science Officer since August 2009. He joined us from Nanogen Inc., a medical diagnostics products company, where he was senior vice president of research and development from 2003 to 2009. Prior to joining Nanogen, Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products, as well as the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and vice president of product development of Matritech Inc., a developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a bachelor's degree and a doctorate in biological chemistry from the University of Manchester in England.

        Laura S. Stoltenberg has served as our Chief Commercial Officer since March 2012. She previously served as vice president and general manager at GE Healthcare Lunar, a leading bone density and body composition business, from October 2007 to March 2012, with global responsibility for all product development and commercialization activities. Prior to being appointed general manager of GE Healthcare Lunar, Ms. Stoltenberg served as director, business development at GE Healthcare where she led all merger, acquisition and partnership activities for several business units, including medical diagnostics. She previously also served as manager, business development at GE Healthcare's IT business unit and worked in several sales and marketing positions at GE Industrial Systems.

Ms. Stoltenberg earned bachelor's degrees in electrical engineering and management from Bucknell University and an M.B.A. from Columbia Business School.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

  Board Independence

        The Board of Directors has determined that each of James P. Connelly, Sally W. Crawford, Daniel J. Levangie, Katherine S. Napier, Lionel N. Sterling and David A. Thompson is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

  Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the chairman of the Board of Directors, who is independent.

  Board Leadership Structure

        The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman is beneficial in that it ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

  Policy Governing Security Holder Communications with the Board of Directors

        Any of our security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors or the independent directors of the Board, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. We will forward any such security holder communication to the Chairman of the Board and/or to the director to whom the communication is addressed on a periodic basis.

  Policies Regarding Director Nominations

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

        Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of

Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting nominees for election to the Board of Directors by the stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

  •
  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

  •
  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments"

    (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

  •
  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

  •
  the name of the individual recommended for consideration as a director nominee;

  •
  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

  •
  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

  •
  the recommended candidate's beneficial ownership in our securities;

  •
  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

  •
  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

  Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. All seven of our board members attended the 2011 annual meeting of stockholders.

  Code of Ethics

        In 2003, we adopted a code of ethics that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics;

  •
  accountability for adherence to the code of ethics; and

  •
  anonymous reporting of violations of the code via reporting mechanisms approved by our Audit Committee.

        A current copy of our code of ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at www.exactsciences.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is seven.

        Our Board of Directors met six times during the year ended December 31, 2011. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2011. The Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating, and Innovation and Technology Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

        The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Innovation and Technology
James P. Connelly			x	x
Sally W. Crawford	x	Chair
Daniel J. Levangie			x	x
Katherine S. Napier	x	x		Chair
Lionel N. Sterling	Chair
David A. Thompson		x	Chair

  Committees

        Audit Committee.    Our Audit Committee consists of Mr. Sterling, Ms. Crawford and Ms. Napier. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Sterling as Chairperson of the Audit Committee and has determined that he qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met nine times during 2011.

        Compensation Committee.    Our Compensation Committee presently consists of Ms. Crawford, Ms. Napier and Mr. Thompson, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Ms. Crawford serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company's procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, (3) administers and implements the Company's incentive compensation plans and equity-based plans, (4) reviews and recommends the Compensation Discussion and Analysis for inclusion in our proxy statement for our annual meeting of stockholders and (5) provides the compensation committee report for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met seven times during 2011.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Mr. Connelly, Mr. Levangie and Mr. Thompson. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Thompson serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met three times during 2011.

        Innovation and Technology Committee.    Our Innovation and Technology Committee consists of Ms. Napier, Mr. Connelly and Mr. Levangie. Ms. Napier serves as Chairperson of the Innovation and Technology Committee. The Innovation and Technology Committee (1) assists the Board of Directors in providing counsel to the Company's senior management on the strategic management of basic technology, innovation, medical affairs and regulatory issues, including the portfolio of development projects, management and tracking systems for critical projects, technology development and technical personnel development, (2) assists the Board of Directors and the Company in implementing appropriate advisory interactions, (3) reports and makes recommendations to the Board of Directors regarding the Company's approach to technical and commercial innovation, including the alignment between strategic commercial objectives and the Company's technology and product development plans, and the identification, evaluation and oversight of appropriate technology investments and (4) reports and makes recommendations to the Board of Directors regarding the Company's approach in assuring the Company's existing and new product technologies are commercialized according to the proper safety, health and regulatory compliance principles. The Innovation and Technology Committee met one time during 2011.

  Compensation Committee Interlocks and Insider Participation

        Sally W. Crawford, Katherine S. Napier and David A. Thompson served on the Compensation Committee in 2011. None of the directors who served on the Compensation Committee in 2011 served as one of our employees in 2011 or has ever served as one of our officers. During 2011, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

  Role of the Board of Directors in Risk Oversight

        The Board of Directors administers its risk oversight function directly and through the Audit Committee, the Compensation Committee and the Innovation and Technology Committee. The Audit Committee regularly discusses with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of risk management activities including an insurance review and management's precautionary plans for disaster protection. Additionally, the Audit Committee assists the Board in its oversight of the Company's compliance with legal and regulatory matters. The Compensation Committee reviews incentive compensation arrangements to confirm that incentive pay does not encourage the taking of unnecessary risks. At least annually, the Compensation Committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and executive compensation. The Innovation and Technology Committee regularly consults with the Board of Directors concerning the risks related to the management and commercialization of the Company's product technologies.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of Sally W. Crawford, Katherine Napier and Lionel Sterling. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited balance sheets at December 31, 2011 and 2010 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2011, and has discussed them with both management and Grant Thornton LLP ("Grant Thornton"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Grant Thornton their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Grant Thornton with that firm's independence.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        Respectfully submitted by the Audit Committee.

                      THE AUDIT COMMITTEE:

                      Lionel N. Sterling, Chairperson
                      Sally W. Crawford
                      Katherine Napier

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2011 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in this proxy statement.

                      THE COMPENSATION COMMITTEE:

                      Sally W. Crawford, Chairperson
                      Katherine S. Napier
                      David A. Thompson

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation program as it relates to our "named executive officers," whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

Name	Position
Kevin T. Conroy	President and Chief Executive Officer
Maneesh K. Arora	Chief Operating Officer and Chief Financial Officer
Graham P. Lidgard	Senior Vice President and Chief Science Officer
John M. Krayacich	Former Senior Vice President, Sales and Marketing

        Our executive compensation programs are designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our stockholders. To that end, executive compensation consists of three primary elements: salary, long-term equity interest (such as stock options) and a cash bonus opportunity based on annual individual and corporate performance.

        In considering the 2011 compensation of the named executive officers we took into account the following key factors:

  •
  Each of Mr. Conroy, Mr. Arora and Dr. Lidgard is a high-profile accomplished executive who joined the Company in 2009.

  •
  At hire in 2009, these executives accepted pay packages with lower cash compensation in exchange for increased equity in the form of stock option grants.

  •
  Since these executives were hired in 2009 through the end of 2011, the Company's stock price grew from $0.83 to more than $8.00.

  •
  The Company's performance has been very strong. As measured by total stockholder return over the last one and three years, it is in the top 10% of peers.

        Our compensation actions for our named executive officers are reflective of their year-over-year achievements. Based on our assessment of these achievements and our compensation policies and practices, we took the following actions regarding 2011 compensation:

  •
  Increases in the base salaries of Mr. Conroy, Mr. Arora and Dr. Lidgard to bring them in line with the market 25% percentile;

  •
  Bonus payments to Mr. Conroy, Mr. Arora and Dr. Lidgard of $170,000, $110,000 and $96,000, respectively; and

  •
  Grant of performance-based restricted stock unit awards to Mr. Conroy, Mr. Arora and Dr. Lidgard covering 113,300, 50,000 and 50,000 shares, respectively, 50% of which were earned based upon the Company's initiation of the pivotal clinical trial for our Cologuard colorectal cancer and pre-cancer screening test on or before December 31, 2011 and 50% of which were earned based on the Company's success in enrolling patients in the Cologuard clinical trial by December 31, 2011.

        While our first advisory vote on executive compensation had not yet occurred at the time we set executive compensation last year, we believe that the strong approval received in favor of our executive compensation policies (approximately 22,546,592 shares voted to approve our executive compensation versus 1,449,542 shares that voted against our executive compensation policies) demonstrates general support for our executive compensation philosophy and practices.

        Our executive compensation is discussed in greater detail in the sections that follow. Our Compensation Committee will continue to evaluate our overall compensation structure and awards to ensure that they are reflective of the performance of our executive officers and our Company and are consistent with our compensation objectives.

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

  •
  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

  •
  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

  •
  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the biotechnology industry for which we would compete for talent and which consists of a mix of base salary, cash incentives and equity; and

  •
  Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

  Elements of Executive Compensation

        Our executive compensation program consists of three primary elements: salary, long-term equity interest, and a cash bonus opportunity based on both corporate and individual performance. Pursuant to their employment agreements, certain of our executive officers participate in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites.

  Determining Executive Compensation

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially available, industry specific survey data for companies of generally similar employee size and complexity in the biotechnology and diagnostics industries as a general guide for establishing its pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, the Compensation Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change in control.

        The Compensation Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to the Compensation Committee relating to the compensation of these officers. Following a review of these recommendations, the Compensation Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate.

        The Compensation Committee's review of the Chief Executive Officer's compensation is subject to separate procedures. With input from members of the entire Board of Directors, the Chairman of the Board, along with the Compensation Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review, the Compensation Committee then consults with its independent compensation consultant and determines the Chief Executive Officer's compensation. The Chief Executive Officer is excused from meetings of the Compensation Committee during voting or deliberations regarding his compensation.

        In late 2010, the Compensation Committee engaged Radford, an Aon Hewitt Consulting Company ("Radford"), to conduct a competitive assessment of the Company's executive compensation program. Radford reported directly to the Compensation Committee and did not provide any services to the Company other than the services provided to the Compensation Committee.

  Analysis of Executive Compensation

        We believe successful long term Company performance is more critical to enhancing stockholder value than short term results. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long term equity compensation over annual salary and incentive compensation awards.

        In late 2010 and early 2011, with the assistance of Radford, we analyzed our executive compensation program keeping in mind the following key factors:

  •
  Each of Mr. Conroy, Mr. Arora and Dr. Lidgard is a high-profile accomplished executive who joined the Company in 2009.

  •
  At hire in 2009, these executives accepted pay packages with lower cash compensation in exchange for increased equity in the form of stock option grants.

  •
  Since these executives were hired in 2009 through the end of 2011, the Company's stock price grew from $0.83 to more than $8.00.

  •
  The Company's performance has been very strong. As measured by total stockholder return over the last one and three years, it is in the top 10% of peers.

        Radford analyzed the components of our executive compensation program against information blended from (1) proxy data from a peer group of companies (listed below) that consisted of publicly traded diagnostics and biotechnology companies generally with less than 200 employees and market capitalization between $100 million and $900 million and (2) survey data from a broader group of public life sciences companies with less than 200 employees. In December 2010 our Compensation Committee reviewed the then current peer group, considered ways to improve the peer group and approved the below revised peer group in order to improve comparability of the peer companies to the Company.

        The companies in the peer group were:

Company	Product Focus
ARIAD Pharmaceuticals	Oncology
ArQule	Oncology
BioCryst Pharmaceuticals	Infectious Diseases
BioMimetic Therapeutics	Biological Therapies
Celldex Therapeutics	Oncology / General Diseases
Cytokinetics	Medical Therapeutics
Dynavax Technologies	Infectious General Disease
Endologix	Medical Devices
EntreMed	Oncology
Geron	Oncology / Chronic Degenerative Disease
Idera Pharmaceuticals	Infectious/Autoimmune / Inflammatory Diseases
Immunomedics	Oncology / Autoimmune
Infinity Pharmaceutical	Oncology
Nanosphere	Medical Diagnostics
Novavax	Recombinant Protein-Based Vaccines
OncoGenex Pharmaceuticals	Oncology
Raptor Pharmaceuticals	Brain Diorders/Neurodegenerative Disease
Sangamo BioSciences	Gene Modification
SenoRx	Medical Diagnostics
Sequenom	Medical Diagnostics
Synta Pharmaceuticals	Oncology / Inflammatory Diseases
Vical	General Diseases

        Based on this analysis, we reached the following conclusions regarding our executive compensation program:

  •
  Aggregate base salary levels for the named executive officers were below the 25th percentile (target philosophy is between 25th and 50th percentile).

  •
  Aggregate target cash compensation (base salary plus annual incentive award) levels for the named executive officers was slightly below the 25th percentile (target philosophy is between 40th and 50th percentile).

  •
  Aggregate executive potential equity ownership levels (comprised primarily of inducement stock option awards granted pursuant to employment agreements) for the named executive officers are above the 75th percentile (target philosophy is between 50th and 75th percentile).

  Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2011, approximately 94% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes this vote affirms the stockholders' support of the Company's approach to executive compensation. While compensation decisions for fiscal year 2011 were made prior to our last annual meeting at which this vote occurred, we have considered this vote in setting compensation for 2012 and determined it was not necessary to make specific changes to our executive compensation program in response to the vote. As discussed below, however, the Compensation Committee continues to review and refine the design and administration of our executive pay practices. The Compensation Committee also will continue to consider the outcome of say-on-pay votes when making future compensation decisions for the named executive officers.

  Stock Ownership Guidelines

        In January 2012, the Board of Directors adopted guidelines to encourage ownership of shares of the Company's Common Stock by directors and senior executives. Under these guidelines, directors and senior executives have until the later of five years from the adoption of the guidelines (or, if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target determined as follows:

Ownership Targets: Lower of:
Position	Base Salary Multiple	Fixed Share Target
Board of Directors	Stock value equal to or greater than 3 times annual retainer	Number of shares equal to or greater than annual retainer, divided by stock value, multiplied by 3
CEO	Stock value equal to or greater than 6 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 6
Senior Executive Officers	Stock value equal to or greater than 2 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 2

        Under the Base Salary Multiple, "stock value" is calculated annually at the end of each fiscal year based on the average of the closing prices of the Company's Common Stock for the last 30 trading days of the fiscal year.

        Under the Fixed Share Target, "stock value" is calculated as of the later of (1) the date of adoption of these stock ownership guidelines, and (2) the date of the director's, CEO's or senior executive's hire or appointment, as the case may be, based on the average of the closing prices of the Company's Common Stock for the 30 days leading up to, and inclusive of, the applicable date.

        Shares of the Company's Common Stock that count toward satisfaction of the ownership targets include:

  •
  Shares directly owned—individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon the exercise of a stock option);

  •
  Vested restricted shares, restricted stock units and deferred stock units;

  •
  "In the money" vested stock options; and

  •
  Shares held in the Company's 2010 Employee Stock Purchase Plan.

        Shares that do not count toward the ownership targets include:

  •
  Unvested stock options, restricted shares, restricted stock units, and deferred stock units;

  •
  "Out of the money" vested stock options; and

  •
  Performance restricted shares or performance equity units not yet vested.

  Employment Agreements with Executive Officers

        In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our new President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. On February 16, 2012, Mr. Arora was promoted to Chief Operating Officer in addition to his title of Chief Financial Officer. In August 2009, Graham P. Lidgard joined us as our new Senior Vice President, Chief Science Officer. Mr. Krayacich joined us as our Senior Vice President, Sales and Marketing in March 2011. In connection with each of these appointments we entered into an employment agreement under which we agreed to certain compensation arrangements and severance and change in control benefits.

        The compensation packages for Mr. Conroy and Mr. Arora were established by the Compensation Committee with assistance from DolmatConnell & Partners, a compensation consultant. The compensation packages for Dr. Lidgard and Mr. Krayacich were designed to be consistent with those of Mr. Conroy and Mr. Arora. Each of these packages was determined based on negotiations with the applicable executive officer and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our executive officers.

  Conroy Employment Agreement

        Mr. Conroy's employment agreement provides for a minimum base salary of $340,000 and for a target bonus opportunity equal to 50 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Pursuant to his employment agreement, Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired).

        Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" beginning on page 31 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Arora Employment Agreement

        Mr. Arora's employment agreement provides for a minimum base salary of $240,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Pursuant to his employment agreement, Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired).

        Under his agreement, Mr. Arora would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" beginning on page 31 below. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Lidgard Employment Agreement

        Dr. Lidgard's employment agreement provides for a minimum base salary of $275,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. In addition, Dr. Lidgard received a $70,000 payment to reimburse him for relocation expenses associated with his move to Wisconsin. Pursuant to his employment agreement, Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the NASDAQ Capital Market on the date Dr. Lidgard was hired).

        Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" beginning on page 31 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Krayacich Employment Agreement

        Mr. Krayacich's employment agreement provided for a base salary of $300,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. In addition, Mr. Krayacich received a $75,000 payment to reimburse him for relocation expenses associated with his move to Wisconsin. Pursuant to his employment agreement, Mr. Krayacich was also granted an option to purchase 300,000 shares of our common stock, at an exercise price of $5.47 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr, Krayacich was hired).

        Mr. Krayacich's employment was terminated effective December 31, 2011. Under his agreement, in connection with this termination Mr. Krayacich was entitled to certain payments and benefits in connection as described under "Potential Payments Upon Termination or Change of Control" beginning on page 31 below. The agreement also prohibits Mr. Krayacich from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  2011 Bonus Plan and Performance RSU Awards

        The Compensation Committee believes that a significant portion of our executives' compensation should be "at risk," i.e., contingent upon successful implementation of our strategy and goals.

        Pursuant to his employment agreement, each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary with the actual bonus awarded to be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee in its discretion. In determining 2011 bonus awards, the Compensation Committee considered the executive team's progress on the four key priorities established by the Board of Directors for 2011:

  •
  Clinical trial initiation and enrollment;

  •
  Product development;

  •
  Product commercialization activities; and

  •
  Achievement of cash utilization goals.

        After considering the executive team's achievement against these goals the Compensation Committee determined to award cash bonuses to Mr. Conroy, Mr. Arora and Dr. Lidgard of $251,550, $140,400 and $140, 400, respectively (117% of target).

        In February 2011, we also awarded Mr. Conroy, Mr. Arora and Dr. Lidgard performance-based restricted stock unit awards covering 113,300, 50,000 and 50,000 shares, respectively. These awards were made subject to performance-based vesting requirements relating to the initiation of the pivotal clinical trial for our Cologuard colorectal cancer and pre-cancer screening test and were subject to forfeiture to the extent these requirements were not satisfied by December 31, 2011. For further information concerning these awards see "2011 Performance RSU Awards" below.

  Long-Term Incentives

        Our executive officers (and other employees) are eligible to receive restricted stock, stock option grants and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value.

        Pursuant to his employment agreement, each of Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Krayacich was granted an option to purchase 2.5 million, 1.25 million, 600,000 and 300,000 shares of our common stock, respectively, at an exercise price equal to the closing price of our common stock on the NASDAQ Capital Market on his date of hire. These option awards vest and become exercisable as follows: Twenty-five percent on the one-year anniversary of the date of grant, and the remainder quarterly over the subsequent three years (except for Mr. Krayacich's option award which provided for monthly vesting over the subsequent three years). The amount of these options grants was determined as part of the negotiation of each executive officer's employment agreement.

        The Compensation Committee believes that these equity incentives provide the executive officers with the opportunity to acquire long-term stock ownership positions, and help to align the executives' interests with stockholders' interests. The Compensation Committee believes that this directly motivates executive officers to maximize long-term stockholder value. We believe that time-based vesting of stock options helps us to retain our leadership team in an extremely competitive environment.

  Other Compensation

        We also permit executive officers and other employees to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan which allows for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee approved a discretionary matching Company contribution to the plan for fiscal 2011. The matching contribution was made using Company stock in an amount equal to 100 percent of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation.

  Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important for the following reasons:

  •
  to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk; and

  •
  to provide compensation assurances which are competitive with those of other similarly-situated companies.

        Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

        For further information see "Potential Payments Upon Termination or Change of Control" beginning on page 31 below.

Summary Compensation Table for 2011

        The following table represents summary information regarding the compensation of each of Kevin T. Conroy, our President and Chief Executive Officer, Maneesh K. Arora, our Senior Vice President and Chief Financial Officer, Graham P. Lidgard, our Senior Vice President and Chief Science Officer, and John M. Krayacich, our former Senior Vice President, Sales and Marketing (collectively, our "named executive officers") for the year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Kevin T. Conroy	2011	418,750	251,550	—	635,613	16,500	(3)	1,322,413
President and Chief	2010	340,000	170,000	—	63,750	16,500	(3)	590,250
Executive Officer	2009	268,077	127,500	1,489,250	—	16,085	(3)	1,900,912
Maneesh K. Arora	2011	292,500	140,400	—	280,500	16,500	(3)	729,900
Chief Operating Officer and	2010	240,000	96,000	—	36,000	16,500	(3)	388,500
Chief Financial Officer	2009	189,231	72,000	744,625	—	11,354	(3)	1,017,210
Graham P. Lidgard	2011	296,875	140,400	—	280,500	22,000	(3)	739,775
Senior Vice President and	2010	275,000	125,000	—	771,980	22,000	(3)	1,193,980
Chief Science Officer	2009	114,583	55,000	1,325,893	—	76,417	(4)	1,571,893
John M. Krayacich	2011	237,500	—	1,257,000	—	43,107	(5)	1,537,607
Former Senior Vice President,
Sales and Marketing

(1)
The amounts shown in this column indicate the full grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers

(3)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(4)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock and a relocation expenses payment of $70,000.

(5)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock and a relocation expenses payment of $27,400.

 Grants of Plan-Based Awards in 2011

        The following table sets forth all plan-based awards made to our named executive officers in 2011.

Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin T. Conroy	Restricted Stock Units(2)	02/17/11	56,650	113,300	113,300			635,613
Maneesh K. Arora	Restricted Stock Units(2)	02/17/11	25,000	50,000	50,000			280,500
Graham P. Lidgard	Restricted Stock Units(2)	02/17/11	25,000	50,000	50,000			280,500
John M. Krayacich	Stock Option	03/15/11				300,000	5.47	1,257,000

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
Represents a performance-based Restricted Stock Unit Award. For further information see "2011 Performance RSU Awards" below.

  2011 Performance RSU Awards

        In February 2011 the named executive officers were awarded performance-based restricted stock unit award awards ("RSUs") as follows: Mr. Conroy (113,300 RSUs); Mr. Arora (50,000 RSUs) and Mr. Lidgard (50,000 RSUs). Each RSU represents a contingent right to receive one share of our common stock. These RSUs were made subject to the following performance-based and time-based vesting conditions. Fifty percent of these awards were earned based upon the Company's initiating the pivotal clinical trial for its Cologuard colorectal cancer and pre-cancer screening test on or before December 31, 2011. Of the remaining 50%, the executives were eligible to earn from 0% to 50% based on the total number of patients (between 0 and 1,500) enrolled in the clinical trial by December 31, 2011. Based on the Company's performance against these performance measures each executive earned 100% of his RSU award. The number of RSUs so earned vest in three equal annual installments beginning on December 31, 2011.

 Outstanding Equity Awards at December 31, 2011

        The following table presents information about unexercised options and unvested shares of restricted stock that were held by the named executive officers as of December 31, 2011.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Kevin T. Conroy	1,718,750	781,250	(1)	0.83	03/18/19	75,534	(2)	613,336
Maneesh K. Arora	859,375	390,625	(1)	0.83	03/18/19	33,334	(2)	270,672
Graham P. Lidgard	337,499	262,501	(3)	2.88	08/03/19	108,334	(4)	879,672
John M. Krayacich	131,250	—		5.47	12/31/13

(1)
Represents the unvested portion of an option grant that vests in equal quarterly installments through March 18, 2013.

(2)
Represents the unvested portion of a restricted stock unit award that vests in two equal annual installments beginning on December 31, 2012.

(3)
Represents the unvested portion of an option grant that vests in equal quarterly installments through August 3, 2013.

(4)
Represents the unvested portion of restricted stock and restricted stock unit awards that vest as follows: (1) 24,750 shares that vest in three equal annual installments beginning on April 15, 2012, (2) 50,250 shares that in three equal annual installments beginning on October 26, 2012 and (3) 33,334 shares that vest in two equal annual installments beginning on December 31, 2012.

(5)
The market value of unvested shares of restricted stock and restricted stock units is based on the closing price of our common stock on December 30, 2011 ($8.12).

2011 Option Exercises and Stock Vested Table

        The following table sets forth the total number of shares received by the named executive officers upon vesting of restricted stock and restricted stock unit awards in 2011 and the value of such shares based on the closing price of our common stock on the vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Conroy	37,766	306,660
Maneesh K. Arora	16,666	135,328
Graham P. Lidgard	41,666	535,175

 Potential Benefits upon Termination or Change of Control

  Severance and Change in Control Arrangements in General

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

  Conroy Employment Agreement

        Under his employment agreement, Mr. Conroy would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Conroy's employment agreement, "Cause" is defined as:

  •
  Any willful failure or refusal to perform his duties which continues for more than ten days after written notice from the Company, specifically identifying the manner in which the Company believed he had failed or refused to perform his duties;

  •
  The commission of any fraud or embezzlement in connection with his duties or committed in the course of his employment;

  •
  Any gross negligence or willful misconduct with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company;

  •
  A conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;

  •
  A conviction of a misdemeanor, the circumstances of which involve fraud, dishonesty or moral turpitude and which is substantially related to the circumstances of his job with the Company;

  •
  Any willful and material violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries resulting in a material economic loss; or

  •
  Any material breach by Mr. Conroy of the employment agreement or the confidentiality, non-competition or non-solicitation agreements contained or referred to therein.

        Under Mr. Conroy's employment agreement, "Good Reason" is defined as:

  •
  A reduction of base salary in a manner that is not applied proportionately to other senior executive officers of the Company, or any reduction of base salary that exceeds 30% of his then current base salary;

  •
  A material reduction of his duties, authority or responsibilities or the assignment of duties inconsistent with the scope of authority, duties and responsibilities of his position;

  •
  The occurrence of a material breach by the Company of any of its obligations to Mr. Conroy under the employment agreement;

  •
  A material violation, or the continuation of a material violation, by the Company of any law or regulation contrary to the written advice of Mr. Conroy and the Company's outside counsel to the Board of Directors and the Company fails to rectify such violation within thirty (30) days of the written advice that such violations are taking place; or

  •
  The failure of the Company to nominate Mr. Conroy to serve as a member of the Company's Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.

        Under Mr. Conroy's employment agreement, "Change of Control" is defined as:

  •
  Any person or group acting in concert, other than a trustee or other fiduciary holding securities under a Company employee benefit plan or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becoming the beneficial owner, directly or indirectly, of Company securities representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities;

  •
  During any 12 month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office, who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

  •
  The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  The sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

        Under Mr. Conroy's employment agreement, upon termination without Cause or resignation for Good Reason, Mr. Conroy would become entitled to receive:

  •
  Salary continuation for a period of 18 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

  •
  If Mr. Conroy elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Conroy's employment agreement, in connection with a Change of Control, Mr. Conroy would become entitled to receive:

  •
  In the event of termination by us without Cause or by Mr. Conroy for Good Reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 24 months base salary and his pro rata target bonus through the effective date of the Change of Control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without Cause or by Mr. Conroy with Good Reason within the 12 months preceding a Change of Control would be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his then current base salary;

  •
  In the event Mr. Conroy's employment is terminated by the Company without Cause or by Mr. Conroy for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control; and

  •
  A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above.

  Arora, Lidgard and Krayacich Employment Agreements

        Under their employment agreements, Mr. Arora, Dr. Lidgard and Mr, Krayacich would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Arora's, Dr. Lidgard's and Mr. Krayacich's employment agreements, the term "Cause" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above).

        Under Mr. Arora's, Dr. Lidgard's and Mr. Krayacich's employment agreements, the term "Good Reason" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above) except that the definition contained in Mr. Arora's, Dr. Lidgard's and Mr. Krayacich's employment agreements does not include the Company's failing to nominate the executive to serve as a member of the Company's Board of Directors.

        Under their employment agreements, upon termination without Cause or resignation for Good Reason, Mr. Arora, Dr. Lidgard and Mr, Krayacich would become entitled to receive:

  •
  Salary continuation for a period of 15 months (12 months solely in respect to Mr. Krayacich's employment agreement) at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

  •
  For Mr. Arora and Dr. Lidgard, the pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

  •
  If the executive elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Arora's, Dr. Lidgard's and Mr, Krayacich's employment agreements, the term "Change of Control" has substantially the same meanings as it does in Mr. Conroy's agreement (as described above).

        Under their employment agreements, in connection with a Change of Control, Mr. Arora, Dr. Lidgard and Mr, Krayacich would become entitled to receive:

  •
  For Mr. Arora and Dr. Lidgard, in the event of termination by us without Cause or by the executive for Good Reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 18 months base salary and the executive's pro rata target bonus through the effective date of the Change of Control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without Cause or by the executive with

    Good Reason within the 12 months preceding a Change of Control will be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his then current base salary; and

  •
  For Mr. Arora and Dr. Lidgard, in the event the executive's employment is terminated by the Company without Cause or by the executive for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, the executive shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control.

  Conditions to Receipt of Severance and Change in Control Benefits

        Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

  •
  Mr. Conroy's resignation from the Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of the Board of Directors in connection with any Change of Control;

  •
  Mr. Conroy's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

  •
  Mr. Conroy's compliance with the 18 month non-competition covenant in his employment agreement; and

  •
  Mr. Conroy's compliance with the 18 month non-solicitation covenant in his employment agreement.

        Under Mr. Arora's, Dr. Lidgard's and Mr. Krayacich's employment agreements, the Company's obligations to provide the named executive officer with the severance benefits described above are contingent on:

  •
  The executive's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  The executive's compliance with the terms of his Employee Confidentiality and Assignment Agreement with the Company;

  •
  The executive's compliance with the 18 month non-competition covenant set forth in the executive's employment agreement; and

  •
  The executive's compliance with the 18 month non-solicitation covenant set forth in the executive's employment agreement.

  Death or Disability

        In accordance with each executive officer's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following shall occur:

  •
  The executive's employment and the executive's employment agreement shall immediately and automatically terminate;

  •
  The Company shall pay the executive (or in the case of death, the executive's designated beneficiary) the executive's base salary and accrued but unpaid bonuses, in each case up to the date of termination; and

  •
  All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plan, or other equity awards, that are unvested at the time of termination shall immediately become fully vested and exercisable upon such termination.

  Long Term Incentive Plan

        As part of their employment agreements, we have established a Long Term Incentive Plan pursuant to which Mr. Conroy, Mr. Arora and Dr. Lidgard would be entitled to receive a cash payment upon a Change of Control based on the equity value of the Company as reflected in the following table.

	Portion of Equity Value
Name	From $100 million to $500 million	Each incremental $50 million from $500 million to $1 billion	Each incremental $50 million from $1 billion to $2 billion	Any amount over $2 billion
Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%
Maneesh K. Arora	0.50%	0.25%	0.125%	0.00%
Graham P. Lidgard	0.50%	0.25%	0.125%	0.00%

        For example, in connection with a Change of Control transaction having an equity value of $100,000,000, Mr. Conroy would receive a cash payout of $1,000,000, and in the case of a Change of Control transaction having an equity value of $600,000,000, Mr. Conroy would receive a cash payout of $5,500,000 ($5,000,000 + $250,000 + $250,000).

  Potential Payments Upon Termination or Change in Control

        The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our named executive officers under their employment agreements, assuming that each covered circumstance occurred on December 31, 2011.

Name and Benefit	Severance Eligible Termination** ($)		Change of Control ($)		Severance Eligible Termination and Change of Control Within 12 Months** ($)		Death or Disability ($)
Kevin T. Conroy
Cash Severance	645,000	(1)	860,000	(2)	860,000	(2)	—
Pro rata bonus	251,550	(3)	251,550	(3)	251,550	(3)	—
Options, Restricted Stock and RSUs	4,862,910	(4)	6,308,649	(4)	6,308,649	(4)	6,308,649	(4)
Long-Term Incentive Plan	—		4,597,931	(5)	4,597,931	(5)	—
COBRA Benefits	12,534	(6)	—		12,534	(6)	—
Outplacement Consulting	10,000		—		10,000		—
Parachute Tax Gross-up	—		2,907,600	(7)	2,243,586	(7)	—

Total estimated value	5,781,994		14,925,729		14,284,249		6,308,649

Maneesh K. Arora
Cash Severance	375,000	(8)	450,000	(1)	450,000	(1)	—
Pro rata bonus	140,400	(3)	140,400	(3)	140,400	(3)	—
Options, Restricted Stock and RSUs	2,413,453	(4)	3,118,328	(4)	3,118,328	(4)	3,118,328	(4)
Long-Term Incentive Plan	—		2,298,965	(5)	2,298,965	(5)	—
COBRA Benefits	12,534	(6)	—		12,534	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	2,951,387		6,007,694		6,030,228		3,118,328

Graham P. Lidgard
Cash Severance	375,000	(8)	450,000	(1)	450,000	(1)	—
Pro rata bonus	140,400	(3)	140,400	(3)	140,400	(3)	—
Options, Restricted Stock and RSUs	1,124,328	(4)	2,255,177	(4)	2,255,177	(4)	2,255,177	(4)
Long-Term Incentive Plan	—		2,298,965	(5)	2,298,965	(5)	—
COBRA Benefits	9,323	(6)	—		9,323	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	1,659,051		5,144,543		5,163,866		2,255,177

John M. Krayacich(9)
Cash Severance	300,000	(10)
Options, Restricted Stock and RSUs	347,813	(4)
COBRA Benefits	25,384	(6)
Outplacement Consulting	10,000

Total estimated value	683,197

**
"Severance Eligible Termination" means the executive's termination by the Company without Cause or by the executive for Good Reason.

(1)
Represents 18 months severance.

(2)
Represents 24 months severance.

(3)
Represents 2011 bonus award.

(4)
Represents the value of unvested options, restricted stock units and shares of restricted stock held on December 31, 2011 accelerated in connection with termination or occurrence of a Change of Control, based upon the closing market price of the common stock on December 30, 2011 ($8.12).

(5)
Amount represents payment due under the Long Term Incentive Plan assuming a Change of Control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2011.

(6)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(7)
Amount represents the estimated payment for taxes and tax gross-up that would be paid by us for the excise tax that applies to excess parachute payments.

(8)
Represents 15 months severance.

(9)
Mr. Krayacich's employment was terminated effective December 31, 2011. The amounts set forth represent the benefits actually received by Mr. Krayacich pursuant to his employment agreement.

(10)
Represents 12 months severance.

Director Compensation

  2011 Compensation Policy for Non-Employee Directors

        We maintain a compensation package for our non-employee directors (the "Director Compensation Policy") to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors.

        In July 2011, the Compensation Committee engaged Radford to conduct a competitive assessment of our non-employee director compensation program. Radford analyzed the components of our Director Compensation Policy against the peer group of companies identified in the executive compensation discussion above, which were used by the Compensation Committee to analyze the compensation paid to the Company's executive officers. Based on this analysis, the Board determined that the compensation paid to our non-employee directors was significantly below the 50th percentile of the peer group's compensation. Following this assessment and review, the Board approved changes to the Director Compensation Policy with the goal of raising non-employee director compensation to approximate the 50th percentile of the peer group's compensation. These changes included an increase in the initial equity grant made to each non-employee director. Additionally, to compensate for prior grants that the Board determined to be below market levels, the Board approved a one-time stock option grant to each non-employee director having a value equal to $102,000. Such options vest in three equal annual installments.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a director following such meeting is paid an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Chairman of the Board	55,000
Director	35,000
Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	15,000
Compensation Committee	13,000
Corporate Governance and Nominating Committee	10,000
Innovation and Technology Committee	10,000
Committee Member Compensation	Annual Retainer ($)
Audit Committee	7,000
Compensation Committee	6,000
Corporate Governance and Nominating Committee	5,000
Innovation and Technology Committee	5,000

        In lieu of cash, each non-employee director may elect to receive shares of common stock having an equivalent dollar value.

        In addition, non-employee directors are paid cash compensation of $1,500 per meeting in unusual circumstances when (i) the Board or any committee has met more than 10 times per year or (ii) the Board creates a special committee.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted an annual equity award having a value equal to $68,000. This annual equity award is comprised of (1) stock options having a value equal to $34,000 and (2) at the election of the director, either restricted stock or deferred stock units having a value equal to $34,000. If the Chairman of the Board will continue in that role following the date of the annual stockholder meeting, he or she receives an additional annual award having a value equal to $12,500. The Chairman may elect to receive such award in either restricted stock or deferred stock units. These annual equity grants vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholders meeting; provided upon the death of a director such director's awards vest in full, upon a director's ceasing to serve for any other reason such director's awards vest pro rata based on the number of days since the grant date and upon a change of control all awards vest in full.

        Upon his or her initial election to the Board of Directors, a new director receives stock options having a value equal to $102,000. Such options vest in three equal annual installments.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

  Non-Employee Director Compensation in 2011

        The following table provides compensation information for the one-year period ended December 31, 2011 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James P. Connelly	65,000	(3)	46,500	136,000	247,500
Sally W. Crawford	55,000	(3)	34,000	136,000	225,000
Daniel J. Levangie	45,000		34,000	136,000	215,000
Katherine S. Napier	58,000	(3)	34,000	136,000	228,000
Lionel N. Sterling	50,000		34,000	136,000	220,000
David A. Thompson	51,000	(3)	34,000	136,000	221,000

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

As of December 31, 2011, the non-employee members of our Board of Directors held unvested shares of restricted stock as follows:

Name	Unvested Shares of Restricted Stock
James P. Connelly	5,458
Sally W. Crawford	3,991
Daniel N. Levangie	3,991
Katherine S. Napier	3,991
Lionel A. Sterling	3,991
David A. Thompson	3,991
(2)
The amounts shown in this column indicate the full grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

  As of December 31, 2011, the non-employee members of our Board of Directors held outstanding option awards as follows:

Name	Number of Securities Underlying Unexercised Options
James P. Connelly	28,696
Sally W. Crawford	123,696
Daniel N. Levangie	47,864
Katherine S. Napier	28,696
Lionel A. Sterling	47,864
David A. Thompson	47,864
(3)
Amount represents fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

 EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following five equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors: the 1995 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2010 Omnibus Long-Term Incentive Plan and the 2010 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2011

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)(3)
Equity compensation plans approved by security holders	6,660,971	$2.27	2,964,618
Equity compensation plans not approved by security holders	None	None	None

Total	6,660,971	$2.27	2,964,618

(1)
Includes 207,327 outstanding restricted stock units under plans approved by our security holders.

(2)
Does not reflect restricted stock units included in the first column that do not have an exercise price.

(3)
Includes 2,716,475 shares of common stock available for future issuance under our 2010 Omnibus Long-Term Incentive Plan. 248,143 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement.

        As described in detail under the heading "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis" beginning on page 19, our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Directors and Officers" section beginning on page 19 for additional details about our executive compensation programs, including information about the 2011 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This Proposal 2 gives our stockholders the opportunity to express their views on the compensation of our executive officers. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

  •
  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2012 annual meeting, is hereby APPROVED."

        Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

        The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2012 Annual Meeting, in person or by proxy, and voting on Proposal 2 vote in favor of such resolution.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of this Proposal 2.

 PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2012. BDO was selected as our independent registered public accounting firm for the fiscal year ended December 31, 2012 following completion of a competitive process to select a firm conducted by the Audit Committee. As a result of this process, on April 26, 2012 the Audit Committee dismissed Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm effective upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. BDO was engaged as the Company's independent registered public accounting firm on April 26, 2012.

        The reports of Grant Thornton LLP on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through April 26, 2012, there were: (1) no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. A representative of Grant Thornton is not expected to be present at the 2012 Annual Meeting and therefore we do not expect a representative of Grant Thornton to make a statement at the 2012 Annual Meeting or be available to respond to questions.

        During the last two fiscal years and through April 26, 2012, the Company has not consulted with BDO regarding (1) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion BDO might render on the Company's financial statements or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. A representative of BDO is expected to be present at the 2012 Annual Meeting. In addition to having the opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.

Vote Required for Approval

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2012 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of BDO as the independent registered public accounting firm for 2012, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

        The Board recommends that the stockholders vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2012.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Directors And Officers" beginning on page 19, in 2010 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In October 2009, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Audit Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee shall consider the related person transaction and, if the Audit Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by Grant Thornton for 2011 and 2010 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2011	2010
Audit Fees(1)	$228,300	$243,803
Audit-Related Fees	—	—
Tax Fees(2)	12,700	50,000
All Other Fees(3)	4,600	4,650

Total	$245,600	$298,453

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
Tax fees include fees for preparation of the Company's federal and state tax returns.

(3)
All other fees include fees related to an internet portal that provides technical accounting research materials.

 PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by Grant Thornton during 2011 pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2011, with the exception of Mr. Thompson and Dr. Lidgard, each of whom made one late filing reporting one and two transactions, respectively.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the 2012 Annual Meeting other than those items stated above. If any other business should come before the 2012 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JULY 26, 2012

        The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534.

EXACT SCIENCES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JULY 26, 2012

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin T. Conroy and Maneesh K. Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 26, 2012, at 10:00 a.m. local time, at 510 Charmany Drive, Room 50, Madison, WI  53719 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 11, 2012, a copy of which has been received by the undersigned.

ANNUAL MEETING OF STOCKHOLDERS OF

EXACT SCIENCES CORPORATION

JULY 26, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JULY 26, 2012

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT

http:www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPMENT.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE  ☒

1.                                       To elect two members of the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.  The Board recommends a vote FOR all nominees.

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT

      (see instructions below)

•  Sally W. Crawford

•  Daniel J. Levangie

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here •

2.                                       Proposal to approve on an advisory basis the compensation of the Company’s named executive officers.

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

3.                                       Proposal to ratify the selection of BDO USA, LLP as independent registered public accounting firm for 2012.

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

4.                                       To transact such other business as may properly come before the annual meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPMENT

MARK “X” HERE IFYOU PLAN TO ATTEND THE MEETING   ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.       ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signor is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signor is a partnership, please sign in partnership name by authorized person.